UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   ☒           Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as Permitted by Rule 14A-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

CLOVER HEALTH INVESTMENTS, CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required
☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! CLOVER HEALTH INVESTMENTS, CORP. 3401 MALLORY LANE SUITE 210 FRANKLIN, TN 37067 ATTN: CORPORATE SECRETARY CLOVER HEALTH INVESTMENTS, CORP. 2023 Special Meeting Vote by August 29, 2023 11:59 PM ET You invested in CLOVER HEALTH INVESTMENTS, CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on August 30, 2023. Vote Virtually at the Meeting* August 30, 2023 11:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/CLOV2023SM *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V21052-S69808 Get informed before you vote View the Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 16, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. V1.2

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V21053-S69808 For For There are no other matters that will be voted upon at the Special Meeting. 1. To authorize our Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Class A common stock and Class B common stock, at a reverse stock split ratio range of 1-for-5 through 1-for-20, as determined by the Company’s Board of Directors at a later date, and reduce the number of authorized shares of the Company’s Class A common stock and Class B common stock by a corresponding ratio. 2. To approve, if necessary, the postponement or adjournment of the Special Meeting to permit further solicitation and vote of proxies in favor of the reverse stock split and authorized shares reduction proposal.